INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Post-Effective Amendment No. 57 to Registration Statement No. 2-33043  of
Oppenheimer Capital Income Fund on Form N-1A of our report dated September 23, 2002, appearing in the Statement of Additional Information, which is part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in the Statement of Additional Information and "Financial Highlights" in the
Prospectus, which is also part of such Registration Statement.

/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche LLP

Denver, Colorado
October 21, 2002